Exhibit 5.4

CONSENT OF Simon Fortier

August 15, 2025

VIA EDGAR

United States Securities and Exchange Commission

Re:	Nouveau Monde Graphite Inc. (the “Company”)
Registration Statement on Form F-10 of the Company filed on August 15, 2025 (the “Form F-10”)

I, Simon Fortier, hereby consent to (i) the written disclosure regarding:

•	Technical Report titled “NI 43-101 Updated Technical Feasibility Study Report for the Matawinie Mine and the Bécancour Battery Material Plant Integrated Graphite Projects” dated March 25, 2025, and issued to the public as of March 31, 2025 and (ii) to references to the undersigned’s name (a) in connection with the preparation and review of the aforementioned scientific or technical information contained in or incorporated by reference into the short form base shelf prospectus and (b) under the caption “Interests of Experts” in the short form base shelf prospectus, in each case, included in or incorporated by reference in this Form F-10 being filed by the Company with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Simon Fortier
Simon Fortier